UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 9, 2018

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street, Suite 100

Buda, TX 78610

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2018 the Board of Directors authorized the execution of a three year lease for property located at 21819 N. Scottsdale Rd., Scottsdale AZ 85255. This action was taken because of increased business activities in Arizona and the fact that the R& D department will remain in Austin, TX. All other Operations of the Company will be increasing and located in Scottsdale. This class A facility will fit the Company’s current and future needs. The property is 3,859 square feet and the monthly rent is $6,431.67 for the first year with annual increases each of the following years in the approximate amount of $3,600.00. The lease is for 3 years commencing November 1, 2018.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Cipherloc Corporation

Date: October 11, 2018	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director